                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   CELANESE AG
             (Exact Name of Registrant as Specified in Its Charter)

                              CELANESE CORPORATION
                 (Translation of Registrant's name into English)

     FEDERAL REPUBLIC OF GERMANY                          NONE
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                        61476 KRONBERG IM TAUNUS, GERMANY
                    (Address of Principal Executive Offices)

                          CELANESE STOCK PURCHASE PLAN
                              FOR HOURLY EMPLOYEES
                             OF CELANESE ACETATE LLC
                            (Full Title of the Plan)

               JULIE K. CHAPIN, ESQ., VICE PRESIDENT AND SECRETARY
                          CELANESE AMERICAS CORPORATION
                                86 MORRIS AVENUE
                                SUMMIT, NJ 07901

                     (Name and Address of Agent for Service)

                                 (908) 522-7500
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       PROPOSED              PROPOSED MAXIMUM
                                               AMOUNT TO BE        MAXIMUM OFFERING         AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED            REGISTERED          PRICE PER SHARE                PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
ORDINARY SHARES WITH NO PAR VALUE              50,000 SHARES            17.72*                 $886,000.00*             $221.50
====================================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's Ordinary Shares reported on the New York Stock Exchange on January 16, 2001.

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

---------------------------

*Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person eligible to participate in the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Celanese AG (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 1999, as filed with the Commission on March 31, 2000;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Registrant's document referred to in (a) above; and

         (c) The description of the ordinary shares of the Registrant with no par value (the "Ordinary Shares"), contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. The Registrant may also incorporate by reference into this Registration Statement any Form 6-K (or portion thereof) subsequently furnished or filed with the Commission by identifying in such Form 6-K that it (or such portion thereof) is being incorporated by reference into this Registration Statement. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained herein, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

         The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Celanese maintains liability insurance for members of the Supervisory Board and the Management Board and officers of Celanese, including insurance against liability under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS

Exhibit
Number   Description
-------  -----------
  4.1    The English language translation of the form of Articles of Association
         (Satzung) of the Registrant (incorporated by reference from Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for the year ended
         December 31, 1999 (No. 1-15419) filed with the Commission on March 31,
         2000.)

  23.1   Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
         Wirtschaftspruefungsgesellschaft to incorporation by reference of Independent Auditors' Report included in the Registrant's 1999 Annual
         Report on Form 20-F

  24.1   Power of Attorney (included in signature page)

  99.1   Celanese Stock Purchase Plan for Hourly Employees of Celanese Acetate
         LLC




ITEM 9.  UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculating of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         [The remainder of this page has been intentionally left blank.]

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Kronberg im Taunus, Federal Republic of Germany, on the 19th day of January, 2001.

                                        CELANESE AG

                                        By: /s/ Claudio Sonder
                                            -----------------------------------
                                                Claudio Sonder
                                                Chairman of the Management Board

                                        By: /s/ Perry W. Premdas
                                            -----------------------------------
                                                Perry W. Premdas
                                                Member of the Management Board
                                                and Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Celanese AG (the "Registrant") hereby constitutes and appoints Edmond A. Collins, Michael E. Grom, Ronald K. Silversten and Julie K. Chapin, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name of Signatory                 Capacities in Which Signing                      Date
-----------------                 ---------------------------                      ----
/s/ Claudio Sonder         Chairman of the Management Board                  January 19, 2001
---------------------      (Chief Executive Officer)
Claudio Sonder

                   (Signatures continue on the following page)

/s/ Perry W. Premdas       Member of the Management Board                    January 19, 2001
---------------------      (Principal Financial Officer)
Perry W. Premdas

/s/ Peter Jakobsmeier      Principal Accounting Officer                      January 19, 2001
---------------------
Peter Jakobsmeier

/s/ Ernst Schadow          Member of the Management Board                    January 19, 2001
---------------------
Ernst Schadow

/s/ Edward H. Munoz        Member of the Management Board                    January 19, 2001
---------------------
Edward H. Munoz

/s/ David N. Weidman       Member of the Management Board                    January 19, 2001
---------------------
David N. Weidman

/s/ Julie K. Chapin        Authorized Representative in the United States    January 19, 2001
---------------------
Julie K. Chapin

                                  EXHIBIT INDEX

     Regulation
    S-K Exhibit
       Number                          Description of Document
       ------                          -----------------------
        4.1           The English language translation of the form of Articles
                      of Association (Satzung) of the Registrant, (incorporated
                      by reference from Exhibit 1.1 to the Registrant's Annual
                      Report on Form 20-F for the year ended December 31, 1999
                      (No. 1-15419) filed with the Commission on March 31, 2000.

        23.1          Consent of KPMG Deutsche Treuhand-Gesellschaft
                      Aktiengesellschaft Wirtschaftspruefungsgesellschaft to incorporation by reference of Independent Auditors' Report included in the Registrant's 1999 Annual Report on Form
                      20-F

        24.1          Power of Attorney (included in signature page)

        99.1          Celanese Stock Purchase Plan for Hourly Employees of
                      Celanese Acetate LLC